BI-OPTIC VENTURES INC.

1030 Georgia Street West Suite 1518

Vancouver BC  V6E 2Y3

Tel: (604) 689-2646 Fax: (604) 689-1289

N E W S   R E L E A S E

April 3,  2007

SYMBOL:  TSX-BOV.H

OTCBB-BOVKF

Acquisition of Pacific Bio-Pharmaceuticals, Inc.

Bi-Optic Ventures Inc. (the “Company”) is pleased to announce that it has entered into an agreement dated as of March 22 , 2007 with Pacific Bio-Pharmaceuticals, Inc. (“Pacific”), PRB Pharmaceuticals, Inc. ("PRB"), and all of the shareholders of Pacific pursuant to which the Company has agreed to acquire all of the issued and outstanding shares and warrants of Pacific in exchange for one common share of the Company and one warrant of the Company, as applicable (the "Acquisition"). The Company has agreed to issue a maximum of 20,000,000 common shares and 2,500,000 warrants to acquire Pacific, assuming the completion of Pacific's planned private placement financing prior to the closing of the Acquisition.

The Company is an NEX listed company that has been seeking a business to acquire. On completion of the Acquisition, the Company is expected to be listed on Tier 2 of the TSX Venture Exchange.

Business of Pacific

Pacific is a privately held Nevada corporation with offices in California that holds rights, directly and through a license from PRB, to certain biopharmaceutical technologies that have demonstrated potential effectiveness against several influenza strains. Provisional patent applications have been made in the United States for certain aspects of the technologies.

Testing conducted in Dr. John Tam's laboratory at the Chinese University of Hong Kong demonstrated that one of the platform technology's anti-viral fractions inhibit SARS CoV infections in vitro.  This is the virus responsible for Severe Acute Respiratory Syndrome in humans.  Further testing at Institute for Antiviral Research, Utah State University demonstrated this same fraction to be effective at inhibiting avian influenza (H5N1) viral infections in MDCK cells.  The Central Laboratory for Evaluation of Veterinary Biologics (CLEVB) in Cairo has been conducting animal tests (poultry) on an agricultural product based on the platform technology in order to determine its effectiveness against a variety of viruses, including avian influenza (H5N1) and Exotic Newcastles Disease (END); these experiments are ongoing.  The foregoing tests are not definitive and final results may vary.  The technologies will require additional testing before their efficacy can be definitively determined.  In 2006, the Libyan Veterinary Central Pharmacy placed their first order of Pacific's agricultural anti-viral product for poultry.

Pacific is currently focused on developing markets outside of North America for its products for the poultry and livestock industry. The lead product is a drinking water additive designed to inhibit animal influenza on agricultural farms. Further extensive testing may be required in order meet regulatory requirements in the countries in which Pacific intends to sell its products.

The Vendors

Pacific currently has 17,500,000 common shares issued and is proposing to issue a further 2,500,000 common shares upon closing of a planned private placement financing that will occur prior to the closing of the Acquisition.  This financing is expected to be completed at a price of USD$0.40 per unit, each such unit consisting of a common share and one common share purchase warrant exercisable at USD$0.45 for a period of two years from its issue date into a common share of Pacific.  The subscribers to Pacific's private placement will be required to become parties to the agreement governing the Acquisition.

The current shareholders of Pacific are: PRB, as to 10,500,000 common shares, Theodore Y. Nitta of Vancouver, British Columbia, as to 3,000,000 common shares, Charles B. Hensley of Redondo Beach, California, as to 3,000,000 common shares, Richard S. Pyo of Irvine, California, as to 500,000 common shares and Shahriar Pourdanesh of Irvine, California, as to 500,000 common shares.

The shareholders of PRB that beneficially hold, directly or indirectly, a controlling interest in PRB, or who otherwise control or direct PRB, are Charles B. Hensley and Ernesto Barron of Los Angeles, California.

Directors and Officers

On completion of the Acquisition, the directors and senior officers of the Company will include:

Harry Chew, BBA, CGA – Chairman,  Director and CEO

Mr. Chew is President and CEO of the Pacific Paragon Group of Companies and has served in that capacity since 1993.  Pacific Paragon provides financing, consulting, merchant banking and management services for private and public companies.  Mr. Chew is also a director and officer of a number of other reporting issuers. Mr. Chew has a Bachelor of Business Administration degree from Simon Fraser University in Burnaby, British Columbia and is a Certified General Accountant.  He has been responsible for raising over $150 million in capital for various ventures both in the private and public sectors.

Dr. Terrance G. Owen, BSc, MSc, PhD- President, Director

Dr. Owen graduated in 1968 with a B.Sc. in Biology from UVic, a M.Sc. in Biology from UNB in 1970 and a Ph.D. in Zoology in 1974 from UBC. After teaching for 4 years, he took a two-year Industrial Post-Doctoral Fellowship from the Science Council of B.C. to commence work in the private sector. In 1980, he formed Helix Biotech Ltd. to develop and commercialize diagnostic technologies and took the company public in 1987. In 1989, Helix Biotech started providing DNA identity tests for paternity, immigration and criminal cases.  In 1995, Helix Biotech merged with another company to create Helix BioPharma, a biopharmaceutical company focused on drug delivery, discovery, development, distribution and licensing.  Dr. Owen is currently President and CEO of Alda Pharmaceuticals Corp., a TSX Venture Exchange listed company focused on infection control technology.

Sonny Chew, BA – Secretary, Director

Mr. Chew is Director of Finance and Administration of the Pacific Paragon Group of Companies and has served in that capacity since 1996.  Pacific Paragon provides financing, consulting, merchant banking and management services for private and public companies.  Mr. Chew is also a director and officer of a number of other reporting issuers.  Mr. Chew has a Bachelor of Arts, degree in Economics from Simon Fraser University in Burnaby, British Columbia.  He has extensive knowledge in the operations of a public issuer.

Theodore Y. Nitta, CLU, CFP, CH.F.C. – Director and CFO

Mr. Nitta entered the life insurance business in 1981 with a major Canadian life insurance company.  Following six years with this company he established his own independent insurance and financial services company, Ted Y. Nitta & Associates.  Mr. Nitta achieved his CLU designation in 1987,  followed by his CFP and CH.F.C. designations shortly thereafter.  Mr. Nitta has extensive background and knowledge in areas of insurance and financial planning.

Sponsorship

Gateway Securities Inc. (“Gateway”) has, subject to completion of satisfactory due diligence, agreed to act as sponsor to the Company in connection with the Acquisition and Reverse-Takeover. An agreement to sponsor should not be construed as any assurance with respect to the merits of the Acquisition or the likelihood of completion of the Reverse Takeover.

Proposed Private Placement

In addition to acting as the sponsor for the Company, Gateway has also agreed to act as agent of the Company in connection with a Brokered private placement offering (the “Brokered Offering”) of 1,000,000 units (the “Brokered Units”) at a price of $0.50 per Brokered Unit for gross proceeds of $500,000.  In addition to the Brokered Offering, the Company will be conducting a non-brokered private placement of up to 3,000,000 units (the “NB Units”) at a price of $0.50 per NB Unit for gross proceeds of up to $1.5 Million.  Total gross proceeds from the Brokered Offering and the non-brokered private placement will be $2 Million, if fully subscribed.  Each Brokered Units and each NB Unit will consist of one common share and one-half of one transferable warrant.  Each whole warrant will be exercisable into one common share for a period of one year from closing at a price of C$0.65.

Gateway will be paid a cash fee equal to 7% of the gross proceeds raised in the financing and agent's options (the “Agent’s Options”) equal to 7% of the units sold thereunder, as well as a corporate finance fee of $25,000 plus GST.  Each Agent’s Option will be exercisable into a unit (an “Agent’s Unit”) at a price of $0.50 per Agent’s Unit for a period of 12 months from the closing.  The Agent’s Units shall have the same terms as the Brokered Units and the NB Units.  Gateway will also be reimbursed for its reasonable out-of-pocket expenses and disbursements including the expenses of its legal counsel.

Proceeds from the financing will be used to acquire new lab and office equipment, inventory, sales and marketing and for general working capital purposes.

Securities issued on closing

On the closing of the Acquisition and the private placement, the Company expects to be classified as a technology issuer and will have outstanding approximately 34,522,235 common shares, 4,500,000 million warrants and 3,000,000 stock options to acquire additional common shares.

All common shares held by principals of the Company (as such term is defined in the Exchange's policies) will be escrowed pursuant to the policies of the Exchange.

Change of name

Concurrently with the closing, the Company will change its name to "Pacific Bio-Pharmaceuticals International Inc.", or such other name as may be determined by the directors, subject to Exchange and shareholder approval.

Finders fee

A finders fee of 500,000 common shares will be payable by the Company on closing of the Acquisition to Ji Yong Pyo, subject to Exchange approval.

Conditions

Completion of the Acquisition is subject to a number of conditions, including but not limited to, Exchange acceptance, disinterested shareholder approval, and successful due diligence by all parties.  The transaction cannot close until the required shareholder approval is obtained. There can be no assurance that the transaction will be completed as proposed or at all.

Investors are cautioned that, except as disclosed in the management information circular to be prepared in connection with the transaction, any information released or received with respect to the Acquisition may not be accurate or complete and should not be relied upon. Trading in the securities of the Company should be considered highly speculative.  The shares of the Company will remain halted until certain requirements of the TSX Venture Exchange has been met.

The TSX Venture Exchange has in no way passed upon the merits of the proposed transaction and has neither approved nor disapproved the contents in this press release.

“Harry Chew”

Harry Chew, President

Telephone: (604) 689-2646

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this news release.

This News Release contains "forward-looking statements". These forward-looking statements include, but are not limited to, statements regarding the Company's strategic plans, potential uses for the products to be derived from the provisional patent applications described herein, timing, potential for the completion of various financings, the proposed directors, senior officers, and insiders of the Company, future issued and outstanding securities capital, change of name, and the payment of a finder's fee.  Forward-looking statements express, as at the date of this news release, the Company's plans, estimates, forecasts, projections, expectations, or beliefs as to future events or results and the Company does not intend, and does not assume any obligation to update these forward-looking statements. In certain cases, forward-looking statements can be identified by the use of words such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "intends", "anticipates" or "does not anticipate", "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved.  We caution that forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements. Factors that could cause results or events to differ materially from current expectations expressed or implied by the forward-looking statements, include, but are not limited to conclusions of economic evaluations; results of due diligence; changes in market conditions; changes in corporate status; failure of products, plants, laboratories, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the technology industry; delays in obtaining governmental approvals or financing or in the completion of product development, testing, or patenting; environmental risks and hazards.